EXHIBIT 10.3

                                    FORM OF
                         INTERCOMPANY SERVICES AGREEMENT


         Intercompany Services Agreement ("Agreement"), dated as of August 1, 2001, by and among Firebrand Financial Group, Inc., a Delaware corporation ("FFGI"), Shochet Holding Corp., a Delaware corporation ("Shochet Holding"), and Shochet Securities, Inc., a Florida corporation and wholly owned subsidiary of Shochet Holding ("Shochet Securities" and together with Shochet Holding, the "Shochet Parties").


         WHEREAS, Shochet Holding and Shochet Securities have entered into an agreement, dated as of August 1, 2001, with BlueStone Capital Corp. ("BlueStone") and HealthStar Corp. pursuant to which Shochet Securities will sell and transfer to BlueStone certain of Shochet Securities' brokerage accounts, registered representatives and certain other tangible and intangible assets ("Bluestone Transaction").


         WHEREAS, in connection with the negotiation and consummation of the BlueStone Transaction, FFGI has assisted and will continue to assist the Shochet Parties by making available to them the human, financial, and administrative resources (collectively, the "FFGI Resources").


         WHEREAS, it is desired by the parties that, following consummation of the BlueStone Transaction, FFGI continue to provide the Shochet Parties with access to the FFGI Resources and also assist the Shochet Parties in performing certain administrative functions in accordance with the terms of this Agreement.


         NOW, THEREFORE, in consideration of the mutual premises contained herein, the parties to this Agreement agree as follows:

         1. Services by FFGI. As reasonably requested by the Shochet Parties, FFGI will provide the following services to Shochet Holding and/or Shochet Securities, as applicable:

                  (i) FFGI will assist the Shochet Parties in the consummation of the BlueStone Transaction ("Transaction Consummation Services");

                  (ii) FFGI will assist Shochet Securities in the subsequent wind-down of its operations for a period not to exceed three (3) months ("Wind-down Period") from the date of consummation of the BlueStone Transaction ("Wind-down Services");

                  (iii) FFGI will provide office space and other administrative resources to each of the Shochet Parties ("Office Space and Support Services"); and

                  (iv) FFGI will provide Shochet Holding with access to the FFGI Resources and additional administrative services


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                           in order to assist Shochet Holding in its continuing
                           obligations as a public company, such as its SEC reporting requirements ("Reporting and Related Services").


The services required to be provided pursuant to this Agreement may be provided by FFGI or any of its affiliates, as determined by FFGI.

         2.       Fees and Reimbursement. The Shochet Parties will pay to FFGI
(i) upon consummation of the BlueStone Transaction, a fee of $75,000 for the Transaction Consummation Services, (ii) beginning on the date of consummation of the BlueStone Transaction and through the Wind-down Period, a monthly fee of $20,000 for the Wind-down Services and (iii) after the Wind-down Period, a monthly fee in an amount to be agreed upon by the parties for all other services to be rendered by FFGI to either of the Shochet Parties. FFGI shall be entitled to receive 100% reimbursement for any and all expenses it incurs in connection with the rendering of these services. Notwithstanding, the foregoing FFGI shall not be obligated to advance funds for the costs or expenses of any of the Shochet Parties' obligations.

         3. Third-Party Services for the Shochet Parties. As reasonably requested by the Shochet Parties, using commercially reasonable efforts, FFGI will arrange for independent third-parties to provide certain of the services referenced in section 1 above to the Shochet Parties. Third-party services may include, but not be limited to, suppliers of goods and services, bank services, clearing services, warehouse charges for centralized records storage, delivery charges, and tax preparation and payment. The costs that are incurred by FFGI to third-party suppliers of services or products on behalf of the Shochet Parties will be reimbursed promptly (at actual cost) by the Shochet Parties or, if directed by FFGI, will be paid directly to the third-party suppliers. FFGI will submit to the Shochet Parties all bills or other supporting documentation relating to third-party suppliers. To the extent third-party services are incurred for the benefit of all affiliates of FFGI, these costs will be reimbursed by the Shochet Parties on an allocated basis, provided that the allocation will be applied consistently among all the affiliates based on the use of the services supplied by the third-party.

         4. Standard of Care. FFGI will provide the services described herein during the term of this Agreement in accordance with the terms and conditions set forth herein. FFGI will perform its responsibilities hereunder in a diligent, careful and vigilant manner. The services are to be of a scope and quality not less than those generally performed by the FFGI employees for the benefit of FFGI. FFGI will make available to the Shochet Parties the full benefit of the judgment, experience and advice of its employees performing services for the Shochet Parties.

        5. Personnel. In performance of the services hereunder, FFGI may use its personnel or the personnel of its affiliates as may be necessary to perform its obligations required by this Agreement at its expense. The cost of the services performed by such personnel, however, shall be reimbursed by the Shochet Parties in accordance with Section 2 hereof.

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        6.         Term.  The term of this Agreement will commence on the date hereof and will end on the third anniversary of the date of this Agreement unless earlier terminated as provided below.


                   The Shochet Parties shall have the right to terminate this Agreement immediately: (i) if FFGI is in material breach of any of its obligations hereunder, which breach is not cured within 20 days of receipt of written notice from either of the Shochet Parties of the breach, (ii) if FFGI is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing, (iii) if the business of FFGI is liquidated or otherwise terminated for insolvency or any other basis, or (iv) if FFGI becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.

                   FFGI will have the right to terminate this Agreement immediately: (i) if either Shochet Holding or Shochet Securities is in material breach of any of its obligations hereunder, which breach is not cured within 20 days of receipt of written notice from FFGI of the breach, (ii) if either of Shochet Holding or Shochet Securities is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing, (iii) if the business of either Shochet Holding or Shochet Securities is liquidated or otherwise terminated for insolvency or any other basis, or (iv) if either of Shochet Holding or Shochet Securities becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.

                   Either FFGI or either of the Shochet Parties may terminate this Agreement upon not less than 60 days notice to the other, which notice will state the date on which termination will be effective, provided notice of termination given by either of the Shochet Parties shall be approved by a majority of its directors who are not employees, directors or officers of FFGI.

                   No exercise by a party of its right to terminate this Agreement will limit its remedies by reason of the other party's default, the party's right to exercise any other rights under this section or any of that party's other rights.

        7. Directors and Officers Duties. Nothing in this Agreement will limit or restrict the right of any of the FFGI directors, officers or employees to engage in any other business or devote their time and attention in part to

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the management or other aspects of any other business, whether of a similar nature, or to limit or restrict the right of FFGI to engage in any other business or to render services of any kind to any corporation, firm, individual, trust or association.

        8. Independent Contractors. FFGI is an independent contractor and when its employees act under the terms of this Agreement, they will be deemed at all times to be under the supervision and responsibility of Shochet; and no person employed by FFGI and acting under the terms of this Agreement will be deemed to be acting as agent or employee of the other for any purpose whatsoever.

        9. Other Agreements. From time to time, either or both of the Shochet Parties may find it necessary or desirable to enter into agreements covering services of the type contemplated by this Agreement to be provided by persons other than FFGI. Nothing in this Agreement will be deemed to limit in any way the right of the Shochet Parties to acquire services from others or to enter into other agreements.

        10. No Waiver. No failure or delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

        11. Successors and Assigns. This Agreement will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided however, that neither party may assign its rights or obligations hereunder without the consent of the other party hereto, except that FFGI may assign its rights and obligations hereunder to any affiliate of FFGI other than Shochet Holding or Shochet Securities without obtaining the consent of Shochet Holding. Any assignment will not relieve FFGI of its rights or obligations hereunder.

        12. Amendments. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provisions to this Agreement will be made in writing, signed by the parties hereto, and will be effective only (a) in the specific instance and for the specific purpose for which it is made or given; and (b) if approved by a majority of the directors of each of the Shochet Parties who are not affiliated with FFGI.

        13. Notices. Unless otherwise specifically provided, all notices, demands, statements and communications required hereunder will be in writing and will be sent by registered or certified mail, if intended for FFGI addressed thereto at

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                    Firebrand Financial Group, Inc.
                    One State Street Plaza, 24th Floor
                    New York, New York 10004
                    Attention: Mr. John P. Margaritis, Chief Executive Officer


and if intended for either of the Shochet Parties addressed thereto at

                    Shochet Holding Corp.
                    433 Plaza Real
                    Suite 245
                    Boca Raton, Florida  33432
                    Attention: Roger N. Gladstone, Chief Executive Officer

        14. Captions. The captions of this Agreement are inserted only for the purpose of convenient reference and do not define, limit or prescribe the scope or intent of this Agreement or any part hereof.

        15. Governing Law. This Agreement will be governed by, and construed under, the laws of the State of New York without regard to the principles of conflicts of law thereof.

        16. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        17. Entire Agreement. This Agreement integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any other agreement, document or instrument to which the parties hereto are bound, the terms, conditions and provisions of this Agreement shall prevail.







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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.





                                        SHOCHET HOLDING CORP.




                                        By: ____________________________________
                                              Name:
                                              Title:



                                        SHOCHET SECURITIES, INC.




                                        By: ____________________________________
                                              Name:
                                              Title:



                                        FIREBRAND FINANCIAL GROUP, INC.





                                        By: ____________________________________
                                              Name:
                                              Title:








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